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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Boyd Gaming Corporation and Subsidiaries:

We consent to the incorporation by reference in this Registration Statement of Boyd Gaming Corporation and Subsidiaries on Form S-8 of our report dated February 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 20, 2001